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Metris Receivables, Inc.                                   Metris Master Trust                          Monthly Report
Certificateholder's Statement                               Series 1997-2                                      Dec-1998
Section 5.2                                     Class A        Class B        Class C        Class D         Total
(i)   Certificate Amount                     455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00 700,000,000.00
(ii)  Certificate Principal Distributed                0.00           0.00           0.00                          0.00
(iii) Certificate Interest Distributed         2,184,238.88     506,707.45     539,868.12                  3,230,814.45
(iv) Principal Collections                    21,230,148.25   4,735,956.15   4,572,647.32   2,112,834.10  32,651,585.82
(v)  Finance Charge Collections                9,141,446.37   2,039,245.73   1,968,926.92     909,242.26  14,058,861.27
       Recoveries                                148,809.58      33,195.98      32,051.29      14,880.96     228,937.82
       Principal Account Earnings                      0.00           0.00           0.00           0.00           0.00
       Accum. Period Reserve Acct. Earnings            0.00           0.00           0.00           0.00           0.00
       Pre-Funding Account Earnings                    0.00           0.00           0.00           0.00           0.00
         Total Finance Charge Collections      9,290,255.95   2,072,441.71   2,000,978.21     924,123.22  14,287,799.09
           Total Collections                  30,520,404.20   6,808,397.86   6,573,625.53   3,036,957.32  46,939,384.91
(vi) Aggregate Amount of Principal Receivables                                                          3,945,002,736.7
       Invested Amount (End of Month)        455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00 700,000,000.00
       Floating Allocation Percentage           11.5335788%     2.5728753%     2.4841554%     1.1533579%    17.7439674%
       Fixed/Floating Allocation Percentage       N/A            N/A            N/A            N/A           0.0000000%
       Invested Amount (Beginning of Month)  455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00 700,000,000.00
       Average Daily Invested Amount                                                                     699,808,600.46
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                    85.18%3,514,458,422.8
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                  7.13% 294,361,012.24
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                 2.42%  99,840,093.60
       90 Days and Over (60+ Days Contractually Delinquent)                                        5.27% 217,319,707.94
           Total Receivables                                                                     100.00%4,125,979,236.6
(viii) Aggregate Investor Default Amount                                                                   6,955,463.70
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                            11.70%
(ix)  Charge-Offs                                      0.00           0.00           0.00                          0.00
(x)   Servicing Fee                                                                                        1,189,041.10
(xi)  Pool Factor                                 1.0000000      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                  0.00           0.00           0.00           0.00
(xiii) Excess Funding Account Balance                                                                              0.00
         Pre-Funding Account Balance                                                                               0.00
(xiv) Class C Reserve Amount                                                                              17,500,000.00
         Class C Reserve Account Balance                                                                           0.00
         Class C Trigger Event Occurrence                                                                     Yes
(xv) Number of New Accounts Added to the Trust                                                                  361,064
(xvi) Average Net Portfolio Yield                                                                              12.3366%
(xvii) Minimum Base Rate                                                                                        7.9236%
(xviii) Principal Funding Account Balance                                                                          0.00
(xix) Accumulation Shortfall                                                                                  N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                             October 2001
        Accumulation Period Length                                                                            N/A
(xxi) Required Reserve Account Amount                                                                         N/A
        Available Reserve Account Amount                                                                      N/A
        Covered Amount                                                                                        N/A
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